Exhibit 21

QUANTUM CORPORATION

SUBSIDIARIES OF THE REGISTRANT

                         1.     ATL Products UK Ltd., a United Kingdom corporation
                         2.     Quantum International Inc., a Delaware corporation
                         3.     Quantum Peripheral Products (Ireland) Ltd., an Ireland corporation
                         4.     Quantum Peripherals (Europe) Sárl., a Swiss corporation
                         5.     Quantum Peripherals (Malaysia) Sdn. Bhd., a Malaysian corporation
                         6.     Quantum Storage Australia Pty. Ltd., an Australian corporation
                         7.     Quantum Storage Germany GmbH, a German corporation
                         8.     Quantum Storage France, a French corporation
                         9.     Quantum Storage Japan Corporation, a Japanese corporation
                         10.    Quantum Storage Singapore Pte. Ltd., a Singapore private company
                         11.    Quantum Storage UK Ltd., a United Kingdom corporation
                         12.    SANlight, Inc., a Delaware corporation
                         13.    Certance Holding Corporation, a Delaware corporation
                         14.    Certance LLC, a Delaware limited liability company
                         15.    Certance Distribution (UK) Limited, a United Kingdom corporation
                         16.    Certance (M) Sdn. Bhd., a Malaysian corporation
                         17.    Certance (US) Holdings, Inc., a Delaware corporation
                         18.    Certance International, a Cayman Islands company
                         19.    M4 Data (Holdings) Ltd.
                         20.    M4 Data Limited